EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES
APRIL 2018 MONTHLY DIVIDEND AND
MARCH 31, 2018 RMBS PORTFOLIO CHARACTERISTICS

•	April 2018 Monthly Dividend of $0.09 Per Share
•	Estimated Book Value Per Share at March 31, 2018 of $8.09
•	Estimated GAAP net loss of $0.31 per share for the quarter ended March 31, 2018, including an estimated $0.72 per share of realized and unrealized losses on RMBS and derivative instruments
•	Estimated (3.6)% total return on equity for the quarter, or (14.2)% annualized
•	RMBS Portfolio Characteristics as of March 31, 2018

Vero Beach, Fla., April 12, 2018 - Orchid Island Capital, Inc. (the "Company") (NYSE:ORC) announced today that the Board of Directors declared a monthly cash dividend for the month of April 2018. The dividend of $0.09 per share will be paid May 10, 2018 to holders of record on April 30, 2018, with an ex-dividend date of April 27, 2018.

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust ("REIT"), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of April 12, 2018, the Company had 53,098,115 shares outstanding. At December 31, 2017, the Company had 53,061,904 shares outstanding.

Estimated March 31, 2018 Book Value Per Share

The Company's estimated book value per share as of March 31, 2018 was $8.09.  The Company computes book value per share by dividing total stockholders' equity by the total number of outstanding shares of common stock. At March 31, 2018, the Company's preliminary estimated total stockholders' equity was approximately $429.5 million with 53,072,169 shares of common stock outstanding. These figures and the resulting estimated book value per share are preliminary, subject to change, and subject to review by the Company's independent registered public accounting firm.

Estimated Net Income Per Share and Realized and Unrealized Gains and Losses on RMBS and Derivative Instruments

The Company estimates it generated a net loss per share of $0.31, which includes $0.72 per share of net realized and unrealized losses on RMBS and derivative instruments for the quarter ended March 31, 2018.  These amounts compare to total dividends declared during the quarter of $0.31 per share.  Net income per common share calculated under generally accepted accounting principles can, and does, differ from our REIT taxable income.  The Company views REIT taxable income as a better indication of income to be paid in the form of a dividend rather than net income. Many components of REIT taxable income can only be estimated at this time and our monthly dividends declared are based on both estimates of REIT taxable income to be earned over the course of the current quarter and calendar year and a longer-term estimate of the REIT taxable income of the Company. These figures are preliminary, subject to change, and subject to review by the Company's independent registered public accounting firm.

Estimated Return on Equity

The Company's estimated total return on equity for the quarter ended March 31, 2018 was (3.6)%, or (14.2)% on an annualized basis. The Company calculates total return on equity as the sum of dividends declared and paid during the quarter plus changes in book value during the quarter, divided by the Company's stockholders' equity at the beginning of the quarter.  The total return was $(0.31) per share, comprised of dividends per share of $0.31 and a decrease in book value per share of $0.62 from December 31, 2017.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of March 31, 2018 are presented below. These figures are preliminary and subject to change and, with respect to figures that will appear in the Company's financial statements and associated footnotes as of and for the quarter ended March 31, 2018, are subject to review by the Company's independent registered public accounting firm.

•	RMBS Valuation Characteristics
•	RMBS Assets by Agency
•	Investment Company Act of 1940 Whole Pool Test Results
•	Repurchase Agreement Exposure by Counterparty
•	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests in Agency RMBS that are either traditional pass-through Agency RMBS or structured Agency RMBS. Orchid Island Capital, Inc. has elected to be taxed as a REIT for federal income tax purposes.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company's distributions and the expected funding of purchases assets and anticipated borrowings. These forward-looking statements are based upon Orchid Island Capital, Inc.'s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the "Risk Factors" section of the Company's Form 10-K for the year ended December 31, 2017.

RMBS Valuation Characteristics
($ in thousands)
				Percentage	Weighted	Realized
	Current	Fair	Current	of	Average	Mar 2018 CPR
Asset Category	Face	Value(1)	Price	Portfolio	Coupon	(Reported in Apr)
As of March 31, 2018
Adjustable Rate RMBS	$1,643	$1,754	$106.72	0.05%	3.94%	0.02%
10-1 Hybrid Rate RMBS	26,536	26,482	99.80	0.71%	2.59%	0.71%
Hybrid Adjustable Rate RMBS	26,536	26,482	99.80	0.71%	2.59%	0.71%
15 Year Fixed Rate RMBS	124,811	128,941	103.31	3.44%	3.85%	4.77%
20 Year Fixed Rate RMBS	494,385	512,935	103.75	13.69%	4.00%	7.14%
30 Year Fixed Rate RMBS	2,790,033	2,927,257	104.92	78.15%	4.33%	7.75%
Total Fixed Rate RMBS	3,409,229	3,569,133	104.69	95.28%	4.27%	7.57%
Total Pass-through RMBS	3,437,408	3,597,369	104.65	96.04%	4.25%	7.51%
Interest-Only Securities	791,518	120,199	15.19	3.21%	3.82%	11.51%
Inverse Interest-Only Securities	256,047	28,216	11.02	0.75%	3.80%	9.17%
Structured RMBS	1,047,565	148,415	14.17	3.96%	3.82%	10.93%
Total Mortgage Assets	$4,484,973	$3,745,784		100.00%	4.24%	8.31%

RMBS Assets by Agency			Investment Company Act of 1940 Whole Pool Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value(1)	Portfolio	Asset Category	Value(1)	Portfolio
As of March 31, 2018			As of March 31, 2018
Fannie Mae	$2,248,934	60.0%	Whole Pool Assets	$2,953,255	78.8%
Freddie Mac	1,490,267	39.8%	Non-Whole Pool Assets	792,529	21.2%
Ginnie Mae	6,583	0.2%	Total Mortgage Assets	$3,745,784	100.0%
Total Mortgage Assets	$3,745,784	100.0%

(1)
Amounts in the tables above include assets with a fair value of approximately $14.6 million purchased in March 2018, which settle in April 2018, and exclude assets with a fair value of approximately $159.3 million sold in March 2018, which settle in April 2018.

Borrowings By Counterparty
($ in thousands)
			Weighted
		% of	Average
	Total	Total	Maturity	Longest
As of March 31, 2018	Borrowings(1)	Debt	in Days	Maturity
J.P. Morgan Securities LLC	$589,348	16.3%	90	8/10/2018
Mirae Asset Securities (USA) Inc.	388,453	10.7%	71	8/10/2018
Wells Fargo Bank, N.A.	270,631	7.5%	15	4/13/2018
Citigroup Global Markets Inc	216,939	6.0%	37	5/18/2018
RBC Capital Markets, LLC	213,696	5.9%	14	4/12/2018
Cantor Fitzgerald & Co	194,987	5.4%	18	4/16/2018
ING Financial Markets LLC	186,597	5.2%	12	4/11/2018
Mitsubishi UFJ Securities (USA), Inc	171,645	4.7%	48	5/18/2018
Guggenheim Securities, LLC	165,195	4.6%	75	6/13/2018
ICBC Financial Services LLC	147,091	4.1%	29	4/27/2018
Nomura Securities International, Inc.	132,688	3.7%	19	4/27/2018
South Street Securities, LLC	122,788	3.4%	29	4/30/2018
KGS-Alpha Capital Markets, L.P	121,254	3.4%	68	8/14/2018
Goldman, Sachs & Co	113,200	3.1%	14	4/12/2018
Merrill Lynch, Pierce, Fenner & Smith Incorporated	110,219	3.0%	19	4/30/2018
Natixis, New York Branch	101,460	2.8%	21	4/26/2018
FHLB-Cincinnati	91,868	2.5%	4	4/2/2018
ED&F Man Capital Markets Inc	84,214	2.3%	36	5/21/2018
Mizuho Securities USA, Inc	72,707	2.0%	21	4/25/2018
Daiwa Securities America Inc.	66,230	1.8%	12	4/12/2018
Lucid Cash Fund USG LLC	40,010	1.1%	19	4/17/2018
J.V.B. Financial Group, LLC	18,060	0.5%	15	4/13/2018
Total Borrowings	$3,619,280	100.0%	42	8/14/2018

(1)
In March 2018, the Company purchased assets with a fair value of approximately $14.6 million, which settle in April 2018 that are expected to be funded by repurchase agreements.  The anticipated borrowings are not included in the table above.  In addition, the Company sold assets with a fair value of approximately $159.3 million, which settle in April 2018 that collateralize approximately $152.4 million of repurchase agreements included in the table above.

RMBS Risk Measures
($ in thousands)
Mortgage Assets
		Weighted
		Average	Weighted	Weighted	Modeled	Modeled
		Months	Average	Average	Interest	Interest
		To Next	Lifetime	Periodic	Rate	Rate
	Fair	Coupon Reset	Cap	Cap Per Year	Sensitivity	Sensitivity
Asset Category	Value	(if applicable)	(if applicable)	(if applicable)	(-50 BPS)(1)	(+50 BPS)(1)
As of March 31, 2018
Adjustable Rate RMBS	$1,754	3	10.05%	2.00%	$7	$(6)
Hybrid Adjustable Rate RMBS	26,482	57	7.59%	2.00%	371	(395)
Total Fixed Rate RMBS	3,569,133	n/a	n/a	n/a	70,128	(88,614)
Total Pass-through RMBS	3,597,369	n/a	n/a	n/a	70,506	(89,015)
Interest-Only Securities	120,199	n/a	n/a	n/a	(15,476)	10,951
Inverse Interest-Only Securities	28,216	1	5.25%	n/a	2,715	(3,418)
Structured RMBS	148,415	n/a	n/a	n/a	(12,761)	7,533
Total Mortgage Assets	$3,745,784	n/a	n/a	n/a	$57,745	$(81,482)

Funding Hedges
					Modeled	Modeled
					Interest	Interest
			Average	Hedge	Rate	Rate
			Notional	Period	Sensitivity	Sensitivity
			Balance(2)	End Date	(-50 BPS)(1)	(+50 BPS)(1)
Eurodollar Futures Contracts - Short Positions			$1,454,545	Dec-2020	$(20,000)	$20,000
Treasury Futures Contracts - Short Positions			165,000	Jun-2018	(4,374)	4,308
Payer Swaps			1,010,000	Aug-2022	(11,918)	11,918
Payer Swaption			750,000	Aug-2028	(6,493)	15,539
Receiver Swaption			100,000	Feb-2024	1,299	(562)
TBA Short Positions			400,000	Apr-2018	(11,581)	13,551
Total Hedges					(53,067)	64,754

Grand Total					$4,678	$(16,728)

(1)
Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(2)	Five year treasury futures contracts were valued at prices of $114.46 at March 31, 2018. The notional contract value of the short position was $188.9 million.

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400